UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 19, 2010
WESCO International, Inc.
(Exact name of registrant as specified in its charter)
Commission file number 001-14989

Delaware	25-1723345
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

225 West Station Square Drive
Suite 700
Pittsburgh, Pennsylvania 15219	(412) 454-2200
(Address of principal executive offices)	(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On February 19, 2010, WESCO Distribution, Inc. (WESCO Distribution”), a wholly owned subsidiary of WESCO International, Inc., together along with certain of WESCO Distribution’s subsidiaries and WESCO International, Inc., entered into a Limited Consent and Amendment No. 4 to Third Amended and Restated Revolving Credit Agreement (the “Amendment”), dated November 1, 2006, as amended (as amended, the “Agreement”).
     The Amendment provides approval for certain legal entity restructuring actions to be completed by WESCO Distribution and its direct and indirect domestic and international subsidiaries, including (i) the establishment of three new legal entities; (ii) an amendment to certain Canadian dollar denominated intercompany notes; (iii) a contribution to capital of certain Canadian dollar denominated intercompany notes; and (iv) the sale of the Company’s Mexican subsidiaries to its existing Netherlands based limited liability company.
     In addition, the Amendment provides for certain changes to enhance the Company’s risk management and hedging capacities, including (i) providing for an increase in surety bond capacity of up to $75 million; (ii) providing for an increase in permitted hedging activities to a maximum of $45 million; (iii) providing for an increase in permitted investments in foreign subsidiaries of up to $10 million; (iv) providing for the ability for certain Canadian subsidiaries to loan money to U.S. operating companies; and (v) raising the limit on Canadian letters of credit to $20 million.
     Pursuant to the terms of the Amendment, WESCO Distribution has agreed to modify the Applicable Margins (as defined in the Agreement) paid to the Lenders (as defined in the Agreement) on borrowings and letters of credit. Depending upon the amount of excess borrowing availability under the Agreement, interest will be calculated at LIBOR plus a margin that ranges between 2.25% and 2.875% or at the Index Rate (prime rate published by the Wall Street Journal) plus a margin that ranges between 1.00% and 1.625%. This change represents a 1.125% to 1.25% adjustment in borrowing margin over the previous rates. The unused fee associated with the Agreement will not change and will range between 0.25% and 0.375%.
     All other material terms and conditions of the Agreement remain unchanged.
     The foregoing is a summary of the material terms and conditions of the Amendment and not a complete discussion of the Amendment. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Amendment attached to this Current Report as Exhibit 10.1, which is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 above is hereby incorporated by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
Exhibit 10.1	Limited Consent and Amendment No. 4 to Third Amended and Restated Credit Agreement, dated February 19, 2010

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCO INTERNATIONAL, INC.
By:	/s/ Richard P. Heyse
Richard P. Heyse
Vice President and Chief Financial Officer

Dated: February 22, 2010

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Limited Consent and Amendment No. 4 to Third Amended and Restated Credit Agreement, dated February 19, 2010